Exhibit 23(b)<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />

OFFICES OF
ARSHAD M. FAROOQ, JD, CPA

201 N. Palomares St.

Pomona, CA 91767

(909) 238-5361

(909) 972-1672 Fax

amfarooq@gmail.com

__________________________________________________________________________________________________________

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use, in the registrations statement on Form SB-2 of Marvin’s Place, Inc., of my report dated May 4th, 2007 on my audit of the financial statements of Marvin’s Place, Inc. as of April 30, 2007, and the related statements of operations, stockholders’ equity and cash flows for the year then ended, and the reference to me under the caption “Experts.”

                /s/ Arshad M. Farooq

Arshad M. Farooq

Pomona, CA

May 22nd, 2007